BYLAWS
                                       OF
                              M.B.A. HOLDINGS, INC.

SECTION 1. IDENTIFICATION

     1.1 NAME. The name of the corporation is M.B.A. Holdings, Inc.

     1.2 REGISTERED OFFICE. The registered office of the corporation shall be Corporate Services Company, 516 South 4th Street, Las Vegas, Nevada 89101, Post Office Box 7346, Las Vegas, Nevada 89125-2356. Additional offices may be maintained at such other places within or without the State of Nevada as the Board of Directors may from time to time designate.

     1.3 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors. The current fiscal year end is October 31.

SECTION 2. MEETINGS OF SHAREHOLDERS

     2.1 ANNUAL MEETING. A meeting of the shareholders shall be held annually at such place as the Board of Directors shall designate, either within or without the State of Nevada, at 10:00 o'clock a.m. on the first Monday of June of each year, for the purpose of electing directors and for the transaction of any other business which may properly come before it.

     2.2 NOTICE. Unless properly waived, notice of the annual meeting and any special shareholder meeting shall be mailed to the last known address of each shareholder as the same appears on the records of the corporation, at least ten
(10) days and not more than sixty (60) days prior to such meeting date. Notice of any special shareholder meeting shall state in general the purpose(s) for which the meeting is called and the time when and the place where it is to be held. Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held.

     2.3 PRESIDING OFFICER. The President, or in his absence, a chairman appointed by the shareholders present, shall call to order meetings of the shareholders, and shall act as chairman thereof.

     2.4 QUORUM. The holders of a majority of the voting stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If' however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders so entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is present or represented at
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any meeting,  the vote of the holders of a majority of the stock  having  voting power, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

     2.5 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose described in the meeting notice required under N.R.S. ss.78.370 shall be held whenever called by the President or Secretary at the request in writing of a majority of the Board of Directors or shall be held whenever called by a majority of the shareholders owning a majority of shares entitled to vote on such matter. Notice thereof shall be given as provided in Section 2.2 herein.

     2.6 VOTING. At all annual and special meetings of shareholders, every holder of voting shares of stock may appear and vote either in person or by proxy in writing, and shall have one vote for each share of voting stock, so held and represented at such meeting, with the right to cumulate such votes for the election of directors as permitted pursuant to N.R.S. ss.78.360. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. Execution may be accomplished by the signing of the writing by the shareholder or any person authorized to act on behalf of a shareholder. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the shareholder specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation. Upon demand of any shareholder, voting upon any question at any meeting shall be by ballot.

     2.7 ORDER OF BUSINESS AND RULES OF PROCEDURE. The order of business and the rules of procedure used at any meeting of the shareholders shall be as determined by the presiding officer, as provided in Section 2.3.

     2.8 CLOSING OF TRANSFER BOOKS; REGISTERED SHAREHOLDERS. The directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the shareholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the day as of which shareholders entitled to notice of and to vote at such meeting shall be determined. Only shareholders of record on such day shall be entitled to notice or to vote at such meeting. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof' except as otherwise provided under the laws of the State of Nevada.

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     2.9 ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of the shareholder, may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

SECTION 3. BOARD OF DIRECTORS

     3.1 NUMBER. The Articles of Incorporation authorize the business and affairs of the corporation to be managed and controlled by a Board of Directors of not less than one (1) nor more than seven (7) directors, who need not be shareholders of the corporation or residents of the State of Nevada. Initially, the Board shall be comprised of three (3) members.

     3.2 TERMS. Each director shall serve for a term of one (1) year, or until his successor shall have been elected and duly qualified, unless properly removed from office. At a meeting of shareholders for which the meeting notice states that a purpose or one of the purposes of the meeting is removal of a director, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote to remove the director(s); provided, however, that, if the Articles of Incorporation provides for election of directors by cumulative voting, no director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the Articles of Incorporation, removal of any such director requires only the proportion of votes, as provided herein, of the holders of that class or series, and not the votes of the outstanding shares as a whole.

     3.3 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Unless otherwise fixed by the shareholders, on the first Monday in June of each year, immediately after the annual meeting of shareholders, the newly elected directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.

     3.4 SPECIAL MEETINGS. Special meetings of the Board may be called by the President or Secretary or on written request of one director after proper notice has been given, unless properly waived. Unless otherwise specified in the notice thereof' any and all business may be transacted at a special meeting.

     3.5 NOTICE OF MEETINGS. No notice of a regular meeting, including without limitation, the annual meeting of the Board of Directors, need be given. Unless properly waived, notice of any special meeting of the Board of Directors, stating the time and in general terms the purpose or purposes thereof' shall be transmitted to all of the directors at least two (2) days prior to such meeting and sent to the last known address or facsimile number of each director as the same appears on the records of the corporation.

     3.6 PLACE OF MEETING. The directors shall hold their meetings, have an office and keep the books of the corporation at such place or places within or without the State of Nevada as the Board of Directors from time to time may determine. Unless otherwise determined, such place shall be at the principal office of the corporation, as stated in Section 1.2 hereof. Meetings of the Board of Directors, whether regular or special, may be held by use of any means of communication by which all directors participating in the meeting can simultaneously hear each other during the meeting, and participation in such a meeting shall constitute presence in person at such meeting.
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     3.7 QUORUM.  A majority of the Board of Directors shall constitute a quorum for tile transaction of business. The act of the majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute or by the Articles of Incorporation.

     3.8 CHAIRMAN. At all meetings of the Board of Directors, the President, or in his absence a chairman chosen by a majority of the directors present, shall preside.

     3.9 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the voting power of the Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation and such natural persons not directors as appointed by the Board of Directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their meetings and proceedings and report the same to the Board when required.

     3.10 COMPENSATION. As determined by a majority in voting power of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore as determined by a majority of the Board of Directors, members of committees may be allowed compensation for attending committee meetings. Nothing herein shall preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

     3.11 VACANCIES. In case of any vacancy among the directors through death, resignation, disqualification, or other cause, or in the case of a vacancy arising from the creation of a new directorship, the other directors, by affirmative vote of a majority thereof or, if the corporation has no directors in office, a majority vote of the shareholders entitled to elect a director, may fill such vacancy for the unexpired portion of the term of directorship which is vacant, and until election of and qualification of his successor.

     3.12 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the directors or of a committee may be taken without a meeting if one or more consents in writing, setting forth the action taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof and shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.12 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 3.12 has the effect of a meeting vote and may be described as such in any document.
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SECTION 4. OFFICERS

     4.1 EXECUTIVE. The executive officers of the corporation shall be a President, Secretary and Treasurer, and other officers as may from time to time be appointed, each of whom shall hold his office at the discretion of the Board of Directors. The officers of the corporation shall be chosen by a majority vote of the Board of Directors. The officers need not be a member of the Board. The Board of Directors also may appoint a Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), additional vice presidents, assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the affirmative vote of a majority of the Board of Directors.

     4.2 TENURE OF OFFICE. All officers shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

     4.3 PRESIDENT. The President shall be a member of and the Chairman of the Board of Directors. The President shall be the executive officer of the corporation and shall preside at all meetings of the shareholders and of the directors. He may, from time to time, call special meetings of the Board of Directors whenever he shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request him in writing to do so. The President may sign and execute all authorized contracts, other instruments or obligations in the name of the corporation. The President may sign all authorized checks in the name of the corporation. Subject to the Board of Directors, he shall have general charge of the business and affairs of the corporation. The President shall do and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

     4.4 VICE PRESIDENT. If so appointed by the Board of Directors, the Vice President, unless otherwise directed by the CEO or the Board, shall, in the event of the President's absence or inability to act, have all of the powers of the President. He shall perform such other duties as the Board of Directors shall delegate to him.

     4.5 SECRETARY. If the Board does not appoint a Vice President, unless otherwise directed by the CEO or the Board, the Secretary shall, in the event of the President's absence or inability to act, have all of the powers of the President. The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of shareholders. He shall attend to the giving and serving of all notices for the corporation when directed by the President. He may sign with the President, in the name of the corporation, all contracts authorized by the Board, and shall have authority to authenticate records of the corporation. He shall have charge of all certificate books and such other books and papers as the Board may direct; he shall sign, with the President, certificates of stock. He shall, in general, perform all the duties incident to the office of the Secretary, subject to the control of the Board.
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     4.6  TREASURER.  The Treasurer  shall have the custody of all the funds and securities of the corporation which may come into his hands. He may endorse on behalf of the corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign receipts and. vouchers for payments made to the corporation. He may sign checks made by the corporation and pay out and dispose of the same under the direction of the Board. He may sign, with the President, or such other person or persons as may be designated by the Board, all authorized promissory notes and bills of exchange of the corporation; whenever required by the Board he shall render a statement of his cash accounts. He shall enter regularly in books of the corporation, to be kept by him for that purpose, full and accurate accounts of all monies received and paid by him on account of the corporation. He shall perform all duties incident to the position of Treasurer subject to the control of the Board. The powers and duties of the Treasurer may be exercised and performed by any of the other officers, as the Board may direct.

     4.7 MISCELLANEOUS. Vice Presidents, Assistant Secretaries and Assistant Treasurers may be selected by the Board of Directors at any meeting. They shall perform any and all duties as the Board of Directors may require.

     4.8 SELECTION OF OFFICERS. Any two or more offices can be held by the same person.

SECTION 5. CAPITAL STOCK

     5.1 PAYMENT FOR SHARES. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

     5.2 CERTIFICATES REPRESENTING SHARES. Every shareholder shall be entitled to have a certificate of the corporation, certifying the number of shares owned by him in the corporation. If the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock. The corporation may issue uncertificated shares of
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some or all of the shares of any or all of its classes or series.  The  issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the shareholders. Unless otherwise provided by a specific statute, the rights and obligations of shareholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing the information required on the
certificates  as  provided  hereunder.   At  least  annually   thereafter,   the
corporation shall provide to its shareholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant to this Section 5.2.

     5.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in place of any certificate theretofore issued where the holder of record of the certificate:

          (a) Makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken;

          (b) Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

          (c) Gives a bond in such form and with such surety as the corporation may direct, to indemnify the corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d)  Satisfies  any  other  reasonable   requirement  imposed  by  the
     corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he has actual or constructive notice of it and the corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     5.4 PURCHASE OF ITS OWN SHARES. The corporation may purchase its own shares of stock from the holders thereof subject to the limitations imposed by the Articles of Incorporation with respect thereto.

     5.5 DISTRIBUTIONS. The Board, in its discretion, may from time to time declare distributions upon the capital stock; provided, however, that no distribution shall be made if after giving it effect, either: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) except as otherwise specifically allowed by the Articles of Incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed (if the corporation were to be dissolved at the time of the distribution) to satisfy the preferential rights on dissolution of shareholders whose preferential rights are
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superior to those  receiving  the  distribution.  The Board of  Directors  shall determine the effect of such distribution under the terms of N.R.S. ss.78.288(4) and may base its determination that a distribution is not prohibited hereunder pursuant to the terms of N.R.S. ss.78.288(3).

SECTION 6. WAIVER OF NOTICE

Any shareholder, director or officer may waive any notice required to be given by these Bylaws of any meeting otherwise prescribed hereunder. Any meeting at which all shareholders or directors are present (or with respect to which notice is waived by any absent shareholder or director) may be held at any time for any purpose and at any place and shall be deemed to have been validly called and held, and all acts performed and all business conducted at such meeting shall be valid in all respects.

SECTION 7. INDEMNIFICATION

     7.1 INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, does not, of itself' create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee or of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     7.3 To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 herein, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     7.4 Any indemnification under Sections 7.1 and 7.2 herein, unless ordered by a court or advanced pursuant to Section 5 herein, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the shareholders;

          (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who are not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     7.5 The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section 7.5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     7.6 The indemnification and advancement of expenses authorized in or by a court pursuant to this Section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 7.2 herein or for the advancement of expenses made pursuant to Section 7.5 herein may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct fraud or a knowing violation of the law and were material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer or
     employee   and  inures  to  the  benefit  of  the  heirs,   executors   and
     administrators of such a person.

SECTION 8. AMENDMENT AND REPEAL

These Bylaws may be amended or repealed or new Bylaws may be adopted by the unanimous approval of all shareholders or the Board of Directors at either a special or a regular meeting thereof' if notice of such alteration or repeal is contained in the notice of such special meeting.


     Dated as of the 7th day of May, 1998

                                        /s/ GAYLEN M. BROTHERSON, President


ATTEST:

/s/ SHELLY M. BEESLEY, Secretary

     The undersigned, Secretary of M.B.A. Holdings, Inc., does hereby certify that the foregoing copy of the Bylaws of this corporation is a true and correct copy of the corporation's Bylaws, duly adopted by the Board of Directors, and that such Bylaws have not been amended or repealed.


DATED: May 7, 1998.


                                        /s/ SHELLY M. BEESLEY, Secretary